EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TO: Medical Staffing Solutions, Inc.

As independent certified public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 filed on January 15, 2004, of our report dated March 11, 2004 for Medical Staffing Solutions, Inc. for the year ending December 31, 2003 and to all references to our Firm included in this Registration Statement.

/s/ Bagell, Josephs & Company, L.L.C.
BAGELL, JOSEPHS & COMPANY, L.L.C.
200 Haddonfield Berlin Road
Gibbsboro, New Jersey 08026
April 8, 2004